UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-109381	13-4087398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 New King Street White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 29, 2007, Haights Cross Communications, Inc. (the “Company”), entered into a Recapitalization Agreement (the “Recapitalization Agreement”), by and among Media/Communications Partners III Limited Partnership, M/C Investors L.L.C., Quadrangle Debt Recovery Income Fund LP, Quadrangle Debt Opportunities Fund LP, QDRF Master Ltd., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Capital Partners, L.P., Deephaven Distressed Opportunities Trading Ltd., Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio, Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series, The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund, The Mainstay Funds on Behalf of its Diversified Income Fund, and Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond (the “Investors”).
     Under the terms of the Recapitalization Agreement, upon the execution thereof the parties approved, and the Company adopted and filed, an amendment to its certificate of incorporation that provides for the holders of the Company’s outstanding Series C Preferred Stock (“Series C”), Series B Senior Preferred Stock (“Series B”), and Series A Preferred Stock (“Series A”), upon the election of the requisite number of holders of such series, to convert the outstanding shares Series C, Series B, and Series A (and related warrants to purchase Series A) into Common Stock at an agreed upon rate. Upon the closing of the Recapitalization Agreement, (i) the parties would approve, and the Company would adopt and file, a second amendment to the Company’s certificate of incorporation that would have the effect of eliminating all existing outstanding shares of Common Stock and options and warrants to purchase such Common Stock, and (ii) the holders of the Series C, Series B, and Series A, by the requisite votes of such holders, would elect to convert their securities into Common Stock at the agreed upon rate. In addition, Mr. Peter J. Quandt, our Chairman and Chief Executive Officer, and Mr. Paul J. Crecca, our Executive Vice President and Chief Financial Officer, would execute and deliver a management stock purchase agreement, pursuant to which such officers would acquire shares of restricted Common Stock of the Company.
     After giving effect to the transactions contemplated by the Recapitalization Agreement, persons who formerly held the Series B would hold, in the aggregate, 82% of the outstanding shares of our Common Stock, and persons who formerly held the Series A and Series C would hold, in the aggregate, 15% of the outstanding shares of our Common Stock. Messrs. Quandt and Crecca, after giving effect to the management stock purchase agreement, would hold, in the aggregate, 3% of the outstanding shares of our Common Stock, and no options or warrants to purchase shares of capital stock would remain outstanding.
     In addition to the foregoing, upon the closing of the Recapitalization Agreement:
•	The Investors, together with Mr. Quandt, would enter into a Shareholders Agreement providing for, among other things, a new six-member Board of Directors to be composed of Mr. Quandt and five persons designated by various former Series B and Series A holders; and

•	The Company and the applicable Investors would enter into a release agreement, pursuant to which, among other things, the applicable holders of the Series B would dismiss a pending legal action against the Company which was filed on or about February 27, 2007 in the Court of Chancery of the State of Delaware in and

for New Castle County, captioned Glenview Capital Partners, L.P. et al. v. Haights Cross Communications, Inc., Civil Action No. 2757 (VCS), and which asserted claims under 8 Del. Code. § 220 and under a certain Investors Agreement, dated December 10, 1999, as amended, seeking access to the company’s books and records.
     The closing of the Recapitalization Agreement is subject to the satisfaction of certain stated conditions, including (i) the waiver by the requisite holders of the Company’s Senior Secured Term Loans, Senior Notes and Senior Discount Notes of applicable “change of control” covenants that, absent such waiver, might apply in connection with the conversion of the Series C, Series B, and Series A into Common Stock, and (ii) the execution and delivery of the agreements referred to above.
     The description of the Recapitalization Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Recapitalization Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Recapitalization Agreement described above, the Company approved a plan providing for enhanced severance payments to be made to an identified group of key employees. Under this plan, a participating employee would receive the enhanced severance benefit if such employee’s employment with the Company or the business unit of the Company at which such employee works is terminated involuntarily without cause or voluntarily for good reason during the one year period following the sale of the Company or the applicable business unit. The enhanced severance benefit for a participating employee would consist of salary and medical benefit continuation for a specified severance period, with the salary benefit to be payable in a lump sum. The severance period would range from six to 18 months, depending on the participating employee’s job classification.
     Ms. Linda Koons, the Company’s Executive Vice President and Publisher, Mr. Kevin M. McAliley, the Company’s Executive Vice President and the President of Triumph Learning, and Mr. Mark Kurtz, the Company’s Vice President, Accounting and Finance, and Chief Accounting Officer, each of whom are “named executive officers” as such term is defined in Item 4.02 of Regulation S-K under the Securities Act of 1933, as amended, will be participating employees under the plan. Under the plan, the severance period for Ms. Koons and Mr. McAliley in respect of a qualifying termination following a sale would be 18 months and the severance period for Mr. Kurtz would be 12 months. These severance periods represent an increase of six months from each such named executive officer’s regular severance arrangement.

ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

10.1	Recapitalization Agreement, dated June 29, 2007 by and among the Company and the Investors named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 6, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.
/s/ Paul J. Crecca
By:	Paul J. Crecca
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Recapitalization Agreement, dated June 29, 2007 by and among the Company and the Investors named therein